UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2022

ASHFORD INC.

(Exact name of registrant as specified in its charter)

Nevada	001-36400	84-2331507
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1200 Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 490-9600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AINC	NYSE American LLC

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 15, 2022, Ashford Hospitality Holdings LLC, a Delaware limited liability company (“AHH”), a subsidiary of Ashford Inc., a Nevada corporation (the “Company”), and Remington Holdings, L.P., a Delaware limited partnership and an indirect subsidiary of the Company and AHH (“Remington”), closed on an acquisition of the Chesapeake Companies (defined below) pursuant to a Membership Interest Purchase and Contribution Agreement (the “Purchase Agreement”) with MHI Hotels Services, LLC, a Maryland limited liability company (“Seller”), Chesapeake Hospitality, LLC, a Maryland limited liability company (“Chesapeake I”), Chesapeake Hospitality II, LLC, a Maryland limited liability company (“Chesapeake II”), Chesapeake Hospitality III, LLC, a Maryland limited liability company (“Chesapeake III”), Chesapeake Hospitality IV, LLC, a Maryland limited liability company (“Chesapeake IV”), Chesapeake Hospitality V, LLC, a Maryland limited liability company (“Chesapeake V”), Chesapeake Hospitality VI, LLC, a Maryland limited liability company (“Chesapeake VI”), ACSB Hospitality, LLC, a Maryland limited liability company (“ACSB” and together with Chesapeake I, Chesapeake II, Chesapeake III, Chesapeake IV, Chesapeake V and Chesapeake VI, each a “Chesapeake Company” and collectively, the “Chesapeake Companies”), KES Family Partnership, R.L.L.L.P, a Virginia limited partnership (“KES”), CLS Family Partnership, R.L.L.L.P, a Virginia limited partnership (“CLS”), Steven McDonnell Smith Family Partnership, LLP, a Maryland limited liability partnership (“SMS”), W. Chris Green (“Green”), Clifford G. Ferrara (“Ferrara”) and Louis Schaab (“Schaab” and together with KES, CLS, SMS, Green and Ferrara, each an “Owner” and collectively, the “Owners”); and solely for purposes of Section 6.15 of the Purchase Agreement, Kim Sims, Chris Sims and Steven Smith.

Purchase Agreement

Under the terms of the Purchase Agreement, (i) Seller sold to Remington, 40% of the membership interests in each Chesapeake Company (collectively, the “Purchased Interests”) and (ii) Seller contributed to AHH, 60% of the membership interests in each Chesapeake Company (the “Contributed Interests”). At the closing of the transactions contemplated by the Purchase Agreement (collectively, the “Transactions”), (i) in consideration for the sale of the Purchased Interests by Seller to Remington, Remington paid to Seller $6.3 million in cash, subject to certain adjustments, and (ii) in consideration for the contribution of the Contributed Interests by Seller to Parent, Parent issued to Seller 378,000 Series CHP Convertible Preferred Units of AHH (the “Series CHP Units”) at $25 per Unit, for a total value of $9.45 million. Seller also has the ability to earn up to $10.25 million of additional consideration based on its base management fee contribution for the trailing twelve month periods ending March 2024 and March 2025, respectively, for a total potential consideration of $26 million, subject to certain adjustments. The first $6.3 million of such additional consideration is payable by Remington in cash and any amounts payable in excess of such $6.3 million may be satisfied by the issuance of shares of common stock of the Company, common units of AHH or additional Series CHP Units, as determined by AHH in its sole discretion. Upon the closing of the Transactions, AHH immediately contributed the Contributed Interests, through its subsidiaries, to Remington such that Remington owns all of the issued and outstanding membership interests of the Chesapeake Companies.

The Board unanimously (i) determined that the Transactions were advisable, fair to and in the best interests of the Company and its stockholders and (ii) approved and adopted the Purchase Agreement, the other Transaction Documents (as defined in the Purchase Agreement) and the Transactions.

Amendment to Holdings LLC Agreement

On April 4, 2022, the members of the Board of Directors of the Company approved Amendment No. 2 (the “Amendment”) to the Third Amended and Restated Limited Liability Company Agreement of AHH, dated as of November 6, 2019 (the “LLC Agreement”). The purpose of the Amendment is to create the Series CHP Units, a new class of Units in AHH, the terms of which are discussed below. The Amendment was approved in order to provide certain equity consideration to the Seller in connection with the Transactions contemplated by the Purchase Agreement set forth above.

Terms of Series CHP Units

The Amendment establishes the terms of the Series CHP Units to be issued in exchange for the Contributed Interests pursuant to the Purchase Agreement, and provides that each Series CHP Unit will (i) have a liquidation value of $25 per share, (ii) be entitled to cumulative dividends at the rate of 7.28% per annum, payable quarterly in arrears, (iii) participate in any dividend or distribution on the common stock of the Company in addition to the preferred dividends set forth in clause (ii), (iv) be convertible into common units of AHH at $117.50 per unit, which common units of AHH will then be exchangeable into common stock of the Company on a 1:1 ratio, and (v) provide for customary anti-dilution protections. In the event AHH fails to pay the required dividends on the Series CHP Units for two consecutive quarterly periods (a “Preferred Unit Breach”), then until such arrearage is paid in cash in full, the dividend rate on the Series CHP Units will increase to 10.00% per annum until no Preferred Unit Breach exists.

Except with respect to certain protective provisions, no holder of Series CHP Units will have voting rights in its capacity as such. The Amendment provides that, so long as any Series CHP Units are outstanding, AHH is prohibited from taking specified actions without the consent of at least 50% of the holders of Series CHP Units, including (i) modifying the terms, rights, preferences, privileges or voting powers of the Series CHP Units, or (ii) altering the rights, preferences or privileges of any Units of AHH so as to adversely affect the Series CHP Units.

This summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference as though fully set forth herein.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The information contained in Item 1.01 is incorporated by reference into this Item 2.01.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The disclosure set forth in Item 1.01 is incorporated by reference into this Item 2.03.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The disclosure set forth in Item 1.01 is incorporated by reference into this Item 3.02. Because the Series CHP Units are ultimately exchangeable into shares of the Company’s common stock, the issuance of the Series CHP Units may be deemed to constitute a sale of equity securities of the Company. Upon issuance, the shares of common stock will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. The issuance of the shares of the Company’s common stock will not involve a public offering, general solicitation or advertising and there will not be any underwriter or commissions paid in connection therewith.

ITEM 7.01 OTHER EVENTS

On April 18, 2022, the Company issued a press release announcing entry into the Purchase Agreement. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. This press release shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 8.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act, regardless of any general incorporation language in such filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of businesses acquired. The financial statements of the Chesapeake Companies for the periods specified in Rule 3-05 of Regulation S-X will be filed by the Company by amendment to Current Report on Form 8-K no later than 71 days after the date of this Current Report.

(b) Pro forma financial information. The pro forma financial information required to be filed as specified in Article 11 of Regulation S-X will be filed by the registrant by amendment to this Current Report on Form 8-K no later than 71 days after the date of this Current Report.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 2 to the Third Amended and Restated Limited Liability Company Agreement of Ashford Hospitality Holdings LLC.
99.1	Press Release, dated April 18, 2022.
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHFORD INC.

	By:	/s/ Alex Rose
Alex Rose
Executive Vice President, General Counsel & Secretary

Date: April 18, 2022